Exhibit 10.4


                              AGREEMENT OF SUBLEASE

                                 by and between


                  Casual Male Retail Group, Inc. (Sublandlord)

                                       and

                        LP Innovations, Inc. (Subtenant)


                          Dated as of December 31, 2002

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                                TABLE OF CONTENTS


Section                                                                   Page
--------                                                                  ----

1.         Subleasing of Subleased Premises.                                1
2.         Term.                                                            2
3.         Base Rent.                                                       2
4.         Additional Rent.                                                 2
5.         Care, Repair, Maintenance, Surrender and Restoration of the
             Subleased Premises.                                            3
6.         Inspection of Subleased Premises.                                5
7.         Use.                                                             5
8.         Subordination to and Incorporation of Terms of Prime Lease.      5
9.         Subtenant's Obligations.                                         6
10.        Sublandlord's Obligations.                                       7
11.        Covenants with respect to the Prime Lease.                       7
12.        Modification of Prime Lease                                      7
13.        Insurance.                                                       8
14.        Waiver Of Subrogation.                                           8
15.        Indemnification.                                                 8
16.        Condition of the Subleased Premises and  Subtenant's
             Changes, Alterations, Additions and/or Modifications.          9
17.        Subtenant's Permits and Work.                                   10
18.        Default.                                                        11
19.        Destruction, Fire and other Casualty.                           12
20.        Termination in Event of Taking.                                 12
21.        Abatement of Rent.                                              12
22.        Environmental Indemnification.                                  13
23.        Consents                                                        13
24.        Sublease Conditional Upon Certain Consents.                     14
25.        Holdover at The End of Term                                     14
26.        Security.                                                       14
27.        Assignment and Subletting.                                      14
28.        Notices.                                                        14
29.        Quiet Enjoyment.                                                15
30.        Estoppel Certificates.                                          15
31.        Signs.                                                          15
32.        Subtenant Authority.                                            16
33.        Security Deposit.                                               16
34.        Limitation of Sublandlord's Personal Liability.                 16
35.        Parking Facilities.                                             16
36.        Services To Be Provided by Sublandlord.                         16
37.        Rules and Regulations.                                          17
38.        Smoke Free Environment.                                         17
39.        Number of Employees.                                            17
40.        Broker.                                                         17
41.        Intentionally Deleted                                           17
42.        Examination of Sublease.                                        17
43.        Recording.                                                      17
44.        Survival of Obligations.                                        17
45.        Miscellaneous.                                                  18

As Executed
-----------

                              AGREEMENT OF SUBLEASE
                              ---------------------

           THIS AGREEMENT OF SUBLEASE is made as of the 31st day of December 2002, by and between Casual Male Retail Group, Inc., a Delaware corporation (hereinafter referred to as the "Sublandlord"), having an office at 555 Turnpike Street, Canton, Massachusetts and LP Innovations, Inc., a Nevada corporation (hereinafter referred to as the "Subtenant"), having an office at 330 Turnpike Street, Canton, Massachusetts 02021

                                   WITNESSETH

           WHEREAS, by Agreement of Lease dated as of November 4, 1995 (hereinafter referred to as the "Prime Lease") by and between O.M. 66 B Street, LLC, as successor in interest to The Trustees of the R.C.L. Trusts, the G.W.B. Trusts and the A.C.F. Trusts (O.M. 66 B Street, LLC hereinafter referred to as the "Prime Landlord") and Sublandlord, Prime Landlord leased to Sublandlord certain property (sometimes hereinafter referred to as the "Prime Lease Premises" and sometimes hereinafter referred to as the "Building") being that certain building known and numbered as 66 B Street, Needham, Massachusetts, which Prime Lease Premises are more particularly described in the Prime Lease, a copy of such Prime Lease (except for those portions of the Prime Lease which have been excised for reasons of confidentiality and which have no applicability to the Subtenant or this Sublease) is attached hereto as Exhibit A and made a part hereof; and

           WHEREAS, Sublandlord desires to Sublease to Subtenant and Subtenant desires to Sublease from Sublandlord a portion of the Building, and Sublandlord is willing to Sublease such portion of the Prime Lease Premises on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, and the parties agree as follows:

           1. Subleasing of Subleased Premises. Subject to the written consent of the Prime Landlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord that portion of the Building containing approximately 19,000 Square Feet, as more particularly shown as the area outlined in blue, and indicated as LPI, on the floor plan annexed hereto as Exhibit B and made part hereof (the "Subleased Premises"), upon and subject to all terms, covenants, rentals and conditions hereinafter set forth. Subtenant shall have the right, in common with others, to use in the parking lot serving the Subleased Premises and the Building in accordance with the terms and provisions of Section 35 of this Sublease. Notwithstanding anything contained in this Sublease to the contrary, the Subleased Premises shall be deemed to consist of 19,000 square feet.

           2. Term.

               (a) The term (the "Term") of this Sublease shall be for a period of three (3) years and shall commence on January 1, 2003 (the "Commencement Date"), with said Term to expire at midnight on December 31, 2005 (the "Expiration Date"), unless sooner terminated as hereinafter provided. The first Lease Year (The term "Lease Year" is defined as a calendar year) shall commence on January 1, 2003 and end on December 31, 2003 and each subsequent Lease Year shall commence on January 1st and end on December 31st. If the either the Commencement Date or the Expiration Date do not coincide with the beginning or end of a Lease Year, the periods preceding or following the beginning or end of each full Lease Year, as the case may be, shall be deemed independent, partial Lease Years, and monetary obligations shall be adjusted accordingly. In no event shall the Term (as it may be extended as provided hereinbelow) extend beyond the term of the Prime Lease.

               (b) Intentionally Deleted


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               (c) At the request of Sublandlord, the Subtenant shall promptly execute and deliver to Sublandlord a confirmatory instrument in recordable form setting forth the commencement and expiration dates of the Term.

               (d) If for any reason the Prime Lease is terminated prior to the Expiration Date, whether such termination occurs as a result of any act or omission of Sublandlord, whether due to a default or breach of the Prime Lease by Sublandlord, or whether by the deliberate act of either the Prime Landlord or the Sublandlord as Tenant under the Prime Lease, then, on the date of termination of the Prime Lease, this Sublease and the Term shall automatically terminate with the same force and effect as though such termination date were the date herein fixed for the Expiration Date, and neither the Sublandlord nor the Prime Landlord shall be liable to the Subtenant by reason thereof. In no event shall the Term extend beyond the term of the Prime Lease.

           3. Base Rent. During the Term, Subtenant shall pay to Sublandlord, in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private, an annual fixed base rent (the "Base Rent"), payable in equal monthly installments, as follows:

                                           Base Rent        Monthly Installment
Term
----
First Lease Year through and              $152,000.00          $12,666.66
including Last Lease Year

               (a) All monthly installments of Base Rent shall be paid in advance, on the first (1st) day of each month during the Term, at the office of the Sublandlord, or such other place as Sublandlord may designate, without any setoff or deduction or diminution of any kind whatsoever. The first installment of Base Rent and Additional Rent (including any Base Rent and Additional Rent due for any period prior to the Rent Commencement Date) shall be due and payable by Subtenant on the "Rent Commencement Date", which shall be the date of execution of this Sublease by both the Sublandlord and the Subtenant

               (b) Intentionally Deleted

           4. Additional Rent and Other Charges.

               (a) All amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, any and all expenses, reimbursements, interest payments, fees, penalties, additional rent, or other charges of every nature whatsoever required by the terms hereof, shall be deemed and constitute "Additional Rent" and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein, in the Prime Lease or in law or at equity for non-payment of Base Rent.

               (b) Subtenant's obligation to pay Additional Rent hereunder shall be on account of the period from and after the Rent Commencement Date and shall survive the Expiration Date or sooner termination of the Term. Payment of all Additional Rent shall, unless otherwise specifically set forth in this Sublease, be paid by the Subtenant to the Sublandlord within ten (10) days after request therefor. All payments of Additional Rent shall be paid at the office of the Sublandlord, or such other place as Sublandlord may designate, without any setoff or deduction or diminution of any kind whatsoever.

               (c) Subtenant shall pay Sublandlord, as Additional Rent, with respect to each Lease Year, or portion thereof, included in the Term, Subtenant's pro rata share of the Real Estate Taxes (as finally determined after deducting any abatements, refunds, or rebates net of any costs, expenses, and charges including reasonable consulting, accounting and attorneys fees) applicable to the Prime Lease Premises. Subtenant's pro rata share shall be an amount equal to that portion of the Real Estate Taxes that the floor area of the Subleased Premises bears to the floor area of the Building.

               (d) Subtenant shall pay Sublandlord, as Additional Rent, with respect to each Lease Year, or portion thereof, included in the Term, Subtenant's pro rata share of the costs of the services, maintenance, and repairs being provided by the Sublandlord, pursuant to the terms and provisions of this Sublease, specifically including but not limited to those services being provided pursuant to Section 5, and Section 36(a) of this Sublease, to the Subtenant and the Subleased Premises and with respect to the Building or portions thereof (hereinafter collectively referred to as the "Operating Costs"). Operating Costs shall also include insurance costs in connection with insurance required to be carried by the Sublandlord pursuant

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

to this Sublease. Subtenant's pro rata share of the Operating Costs shall be an amount equal to that portion of the Operating Costs that the floor area of the Subleased Premises bears to the floor area of the Building.

               (e) Sublandlord shall reasonably estimate Subtenant's annual proportionate share of Real Estate Taxes and Operating Costs and other Additional Rent (where applicable), which estimate may be changed by Sublandlord not more than once annually, and Subtenant shall pay to Sublandlord 1/12th of the amount so estimated on the first day of each calendar month in advance, coincidentally with Subtenant's payment of Base Rent. Until Sublandlord shall have delivered a revised estimate to Subtenant, Subtenant shall continue to pay its proportionate share of Additional Rent at the same rate as Subtenant was then paying (i.e. Subtenant shall continue to make the same monthly installment until a revised estimate is delivered). After Sublandlord delivers a revised estimate, Subtenant shall pay to Sublandlord any shortfall between the estimated monthly payments, as revised, and actual payments made to date for the calendar year in question. If the Commencement Date is not the first day of a month, the Additional Rent for the period commencing on the Commencement Date and ending on the last day of the month in which the Commencement Date occurs shall be apportioned on the basis of the number of days in said month and shall be paid on the first day of the month following the Commencement Date. Within one hundred and twenty (120) days after the end of each calendar year and within one hundred and twenty (120) days after the end of the Term, Sublandlord shall submit to Subtenant a statement in reasonable detail stating Subtenant's proportionate share of the Additional Rent for such calendar year, or partial calendar year in the event the Term shall end on a date other than a December 31st, as the case may be, and stating the total Additional Rent for the period in question and the figures used for computing Subtenant's proportionate share. If Tenant's proportionate share so stated for such period is more or less than the amount paid for such period, Subtenant shall pay to Sublandlord the deficiency within 30 days after submission of such statement of Subtenant's proportionate share, or Sublandlord shall, refund the excess to Subtenant within 30 days after submission of such statement of Subtenant's proportionate share. Subtenant's and Sublandlord's obligation to make any payment due pursuant to the provision(s) of this Section shall survive the expiration of the Lease.

               (f) Subtenant shall pay for the following services directly to the provider of same and shall be responsible for all deposits, payments, fines, penalties and other charges and expenses of every nature and kind whatsoever, with respect thereto: telephone, telecommunications, satellite, electronic and all other manner of communication, security service.

               (g) Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall pay Sublandlord an "After Hours Charge", as Additional Rent, in the amount of Twenty Dollars ($20.00) per hour with respect to: (i) each and every hour between the hours of 7:00 p.m. and 7:00 a.m. from Monday through Friday, and (ii) each and every hour during Saturdays and Sundays, when the Building is required to be open, and the heating ventilation and air conditioning (sometimes referred to as "HVAC") and electricity is to be functioning and available, for the use of the Subtenant, including but not limited to its agents, representatives and/or any person employed by, working for, or occupant of the Subtenant.

               (h) Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall pay Sublandlord for the costs in connection with providing any extraordinary amount of HVAC, electrical service or any other service, in connection with the use of Subleased Premises. "Extraordinary" for the purposes of this section shall be deemed to be the providing of an amount of a particular service(s), which is in excess of the amount of such service(s) generally required with respect to a majority of other users of space within the Building for office purposes.

           5. Care, Repair, Maintenance, Surrender and Restoration of the Subleased Premises.

               (a) Without limiting any other provision of this Sublease or the Prime Lease, Subtenant shall, at its sole cost and expense, maintain the Subleased Premises, including the walkways, stairs, and entrances pertaining to the Subleased Premises, as well as any furniture, fixtures and equipment specifically serving the Subleased Premises, good condition and repair, suffer no waste or injury thereto and shall comply with all laws, statutes, codes, orders and regulations applicable to the Subleased Premises, the Building and Subtenant's use or manner of use thereof. Notwithstanding anything to the contrary contained herein, Subtenant shall, at Subtenant's sole cost and expense, provide and be solely responsible for: (i) routine daily maintenance and cleaning of the Subleased Premises, including but not limited to replacement

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

of bulbs, ballasts and the like (ii) keeping the Subleased Premises in a sanitary and safe condition (iii) garbage and trash removal and disposal (including dumpster charges and costs) from the Subleased Premises, and (iv) reasonable security protection for the Subleased Premises.

               (b) During the Term of this Sublease Sublandlord shall maintain the Building, including the equipment with respect thereto (except for equipment which is serving the Subleased Premises exclusively), the roof, parking areas, lawn/landscaped areas, and the structural portions of the Subleased Premises in good condition and repair; provided, however, that to the extent any repairs are required due to the acts or omissions of Subtenant, its agents, employees, representatives, contractors, or invitees, the same shall be made by Subtenant at Subtenant's sole cost and expense. Sublandlord shall also maintain the common areas within the Building.

               (c) All equipment, improvements, alterations, changes, additions, fixtures, paneling, partitions, railings and like installations, installed in or performed upon the Subleased Premises at any time during the Term, either by Subtenant or by Sublandlord on Subtenant's behalf (sometimes herein referred to as "Subtenant Alterations") shall, upon installation or performance, become the property of Sublandlord and shall remain upon, and be surrendered with, the Subleased Premises unless Sublandlord, by notice to Subtenant no later than thirty (30) days prior to the Expiration Date or sooner termination of the Term, elects to relinquish Sublandlord's right to any of Subtenant Alterations, and to have such Subtenant Alterations, or any portion thereof, removed by Subtenant, in which event, the same shall be removed from the Subleased Premises by Subtenant by the Expiration Date or sooner termination of the Term, as the case may be, at Subtenant's sole cost and expense. Nothing in this subsection (c) shall be construed to give Sublandlord title to, or prevent Subtenant's removal of any of its, trade fixtures, movable office furniture, furnishings and equipment, but upon removal of any such items from the Subleased Premises or upon removal of any of Subtenant Alterations or other installations as may be required by Sublandlord, Subtenant shall immediately and at its sole cost and expense, repair and restore the Subleased Premises to the condition existing prior to the installation, and repair any damage to the Subleased Premises or the Building due to such removal, so as to restore the Subleased Premises to the condition required under subsection (d) of this Section 5. All property permitted or required to be removed by Subtenant upon the Expiration Date or sooner termination of the Term remaining in the Subleased Premises shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord's property or may be removed from the Subleased Premises by Sublandlord, at Subtenant's expense. Any such reasonable expenses shall be paid by Subtenant to Sublandlord upon demand therefor and shall be deemed Additional Rent, collectible by Sublandlord in the same manner and with the same remedies as though said sums were Base Rent reserved hereunder.

               (d) At the Expiration Date or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord broom clean, good order and condition, including all Subtenant Alterations, in as good condition as on the date of delivery of possession thereof to Subtenant or as the Subleased Premises may be put in during the Term hereof, ordinary and reasonable wear and tear and damage by fire and other casualty excepted, provided, however, that if Sublandlord has requested the removal of any Subtenant Alterations, Subtenant shall remove, at Subtenant's sole cost and expense, any Subtenant Alterations specified by Sublandlord. If Subtenant fails to remove any such Subtenant Alterations on or before the later to occur of the termination of this Sublease or the twentieth (20th) day following such request, Sublandlord may remove the same and deliver the same to any place of business of Subtenant or any warehouse, or otherwise dispose of same as may be determined by the Sublandlord in its sole discretion, and Subtenant shall pay the cost of such removal, delivery and warehousing, and/or other disposition, together with interest thereon, at the prime commercial rate of Fleet Bank in Boston (or any other commercial bank, of Sublandlord's choice, having offices and/or branches in Boston), as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law, to Sublandlord upon demand. If the Expiration Date or sooner termination of the Term falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day. Subtenant shall observe and perform the covenants herein stated and Subtenant's obligations hereunder this Section 5 shall survive the Expiration Date or sooner termination of the Term.

               (e) If the Subtenant (i) refuses or neglects to make repairs or otherwise fails to perform any of the Subtenant's repair or maintenance obligations hereunder; and (ii) if the Sublandlord is required to make repairs by reason of the Subtenant's negligent acts or omissions, the Sublandlord shall, upon seven (7) days' prior written notice to the Subtenant (except if, in the Sublandlord's reasonable opinion, an emergency exists, in which event no prior notice shall be required), have the right, but shall not be obligated, to make such repairs or perform on behalf of, and for the account of, the Subtenant. In such event, any expense incurred by the Sublandlord shall be paid by the Subtenant to the Sublandlord as additional rent within twenty (20) days of receipt of a bill and shall accrue interest, at the prime commercial rate of Fleet Bank in Boston (or any other commercial bank, of Sublandlord's choice, having offices and/or branches in Boston), as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law, from the date on which the expense is incurred by the Sublandlord.

               (f) At the Expiration Date or earlier termination of the Term, all signs, lights, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by, or on behalf of, Subtenant upon the Subleased Premises or the Building, whether on the exterior or interior thereof, shall be removed by Subtenant at Subtenant's sole cost and expense, and Subtenant shall repair any damage or injury to the Subleased Premises, and correct any unsightly condition, caused by the removal thereof.

               (g) All furnishings, fixtures, equipment, effects and personal property of every kind, nature and description of Subtenant, and of all persons claiming by, through or under Subtenant, which, during the Term of this Sublease or any occupancy of the Subleased Premises by Subtenant, or anyone claiming by, through or under Subtenant, may be on the Subleased Premises or elsewhere in the Building, shall be at the sole risk and hazard of Subtenant and, if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or borne by Sublandlord or Prime Landlord.

           6. Inspection of Subleased Premises. Sublandlord and Prime Landlord shall have the right to enter the Subleased Premises at any reasonable time for the purpose of inspecting the same or showing the same or for any other proper purpose, or doing anything that Subtenant may be required to do, and shall have failed to do. In the event of an emergency, Sublandlord and Prime Landlord shall have the right to enter the Subleased Premises immediately and without notice.

           7. Use. Subtenant shall use and occupy the Subleased Premises for general office use and the incidental storage of the products Subtenant offers for sale to its customers (provided such products and the storage thereof complies, in every respect, with the terms and conditions of this Sublease) and for no other purpose, notwithstanding anything to the contrary set forth in the Prime Lease. Subtenant shall conduct its business operations in the Subleased Premises in a first class manner and so as not to disturb the quiet enjoyment or interfere with the business operations of any other tenant or occupant of the Building in which the Subleased Premises are located. Subtenant shall not commit or suffer to be committed any waste upon the Subleased Premises and agrees not to injure, overload, deface or otherwise damage the Subleased Premises. Subtenant shall not permit the emission of any objectionable noise, vibration, odor or fumes from the Subleased Premises, nor make any use of the Subleased Premises which is offensive, noxious, or liable to create a nuisance or to invalidate or increase the premiums for any insurance thereon maintained by Sublandlord and/or Prime Landlord. In its use and occupancy of the Subleased Premises, Subtenant shall comply, at Subtenant's sole cost and expense, with the requirements of all applicable zoning, building, fire, health and other codes, statutes, regulations, rules, orders, ordinances and laws of any federal, state or local governmental or other public authority (including without limitation any requirements related to the issuance of a certificate of occupancy for the Subleased Premises). Subtenant shall have 24 hour access to the Subleased Premises provided Subtenant shall comply with Sublandlord's security systems and other rules and regulations relating to the Building and/or the Subleased Premises.

           8. Subordination to and Incorporation of Terms of Prime Lease.

               (a) This Sublease and all rights of the Subtenant hereunder are and shall be in all respects subject and subordinate to: (i) the Prime Lease and to all of the respective terms, covenants and conditions thereof (subject to Section 12(b) of this Sublease), (ii) any agreement to which the Prime Lease is subject and/or subordinate, and to the matters to which the Prime Lease is or shall be subject and/or subordinate, and (iii) all encumbrances now or hereafter placed on or affecting the Prime Lease or the fee title of the Prime Lease Premises as permitted by the Prime Lease or to which the Prime Lease is subject


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

and subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary, unless required by the Sublandlord or the Prime Landlord, in which event the Subtenant agrees, on demand, at any time or times, to execute, acknowledge and deliver to the Sublandlord or to the Prime Landlord any and all instruments that may be necessary or proper to confirm the subordination of this Sublease and all rights of the Subtenant hereunder, to the lien of any such encumbrances; and if, within ten (10) days following demand therefor, Subtenant shall fail or neglect to execute, acknowledge and deliver any such instrument of subordination, the Sublandlord, in addition to any other remedies, may execute, acknowledge and deliver the same as agent or attorney for the Subtenant and the Subtenant hereby irrevocably nominates, constitutes and appoints the Sublandlord as the Subtenant's proper and lawful attorney-in-fact for such purpose.

               (b) Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease and as if the Subleased Premises being sublet hereby were the Prime Lease Premises demised under the Prime Lease), constitute terms of this Sublease, except to the extent that they do not relate to the Subleased Premises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease. It is agreed and understood between the parties hereto that Subtenant obtains and is granted by this Sublease no more rights and privileges hereunder than Sublandlord has as Tenant under the Prime Lease. Sublandlord and Subtenant acknowledge and agree that Subtenant has reviewed and is familiar with the Prime Lease (except for those portions of the Prime Lease which have been excised for reasons of confidentiality and which have no applicability to the Subtenant or this Sublease) and Sublandlord hereby represents that the copy delivered to Subtenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy (except for those portions of the Prime Lease which have been excised for reasons of confidentiality and which have no applicability to the Subtenant or this Sublease) of such Prime Lease.

               (c) In the event of a default by Sublandlord, as tenant under the Prime Lease, resulting in the termination, reentry or dispossession thereunder, Prime Landlord may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant hereunder shall, at the option of the Prime Landlord, attorn to and recognize Prime Landlord as Sublandlord hereunder except that Prime Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset which theretofore accrued to Subtenant against Sublandlord, or (iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's rent, and Subtenant shall, promptly upon Prime Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of such Prime Lease, to terminate this Sublease or surrender possession of the Subleased Premises.

               (d) Subtenant shall not have any rights of the Tenant under the Prime Lease, which have been excluded from the Prime Lease by this Sublease, and the Subtenant shall only have those rights of the Tenant under the Prime Lease to the extent they remain or have been modified pursuant to this Sublease.

               (e) In the event or any inconsistency between the Prime Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions upon, Subtenant, it shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be, or (ii) if it relates to the rights of, or benefits to be conferred upon, Subtenant, it shall be resolved in favor of this Sublease.

           9. Subtenant's Obligations. Except as otherwise provided herein, all acts to be performed and all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements with respect to the Subleased Premises, to be observed by Sublandlord, as Tenant under the Prime Lease, shall be observed and performed by the Subtenant, and Subtenant's obligations shall run to Sublandlord or the Prime Landlord as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and/or Prime Landlord. Subtenant shall not (i) do or permit to be done anything prohibited to Sublandlord, as Tenant under the Prime Lease, or
(ii) take any action or do or permit
anything which would result in any additional cost or other liability to Sublandlord under the Prime Lease and/or this Sublease.

           10. Sublandlord's Obligations. Anything contained in this Sublease or in the Prime Lease to the contrary notwithstanding, Sublandlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease, and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be impaired or abated by reason of (i) the failure of Prime Landlord to keep, observe or perform its obligations pursuant to the Prime Lease, or (ii) the acts or omissions of Prime Landlord and each of its agents, contractors, servants, employees, invitees or licensees.

           11. Covenants with respect to the Prime Lease.

               (a) The Subtenant covenants and agrees that it, its agents, employees or anyone claiming from, through or under the Subtenant, will not do, permit or suffer any act or omission which would (i) constitute a breach, violation or default by the Sublandlord of any of the terms, covenants, conditions or provisions of the Prime Lease, (ii) enlarge any of the obligations of the Tenant under the Prime Lease, or (iii) give the Prime Landlord the right to terminate the Prime Lease.

               (b) Subtenant shall deliver to the Sublandlord copies of all notices, requests, demands or other communications which relate to the Subleased Premises or the use or occupancy thereof after receipt of the same from Prime Landlord or any other party.

               (c) Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, loss, damage (whether direct, indirect, consequential or incidental) or inconvenience incurred or suffered by Subtenant as a result of the exercise by Prime Landlord of any of the rights reserved to Prime Landlord under the Prime Lease, nor shall such exercise constitute a constructive eviction of Subtenant or default by Sublandlord hereunder.

               (d) Subtenant agrees that any grace period provided under the Prime Lease to enable the tenant under the Prime Lease to cure its defaults, whether monetary or otherwise, shall be reduced by five (5) days when applied to defaults of the Subtenant. Sublandlord shall have the right, but not the obligation, to cure any default by Subtenant under the Prime Lease; and whenever Sublandlord so elects, all costs and expenses (including reasonable attorney's fees and expenses and court costs) incurred by Sublandlord in curing Subtenant's default shall be paid by Subtenant to Sublandlord on demand with interest at the prime commercial rate of Fleet Bank in Boston (or any other commercial bank, of Sublandlord's choice, having offices and/or branches in Boston), as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law, which interest shall accrue from the date on which Sublandlord incurred such costs and expenses.

           12. Modification of Prime Lease. For the purposes of this Sublease, the terms of the Prime Lease are subject to the following deletions, exclusions and modifications:

               (a) In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of both Prime Landlord and Sublandlord. In all provisions of the Prime Lease requiring that notice be given to Prime Landlord, Subtenant shall be required to give notice to both the Prime Landlord and Sublandlord.

               (b) The following provisions of the Prime Lease do not apply to Subtenant and are hereby deleted with respect to this Sublease:

           Section 1., with respect to the following terms only: Annual Fixed Rent, Tenant Uses, Security Deposit, Schedules A and B, and Exhibit ER
           Section 2.
           Section 3.
           Sections:  6.1, 6.2, 6.3, 6.4, and 6.6.
           Sections: 7.1, 7.2, 7.3, 7.6, 7.13, and the words in the first line of Section 7.11 "To use the Premises only for the Tenant's Uses (as defined in Section 1)" are hereby deleted from Section 7.11 and the following is hereby substituted in lieu thereof: "To use the Subleased Premises only for the uses permitted pursuant to Section 7 of the Sublease,". Section 12. Section 13.

            13. Insurance

                Subtenant agrees to maintain insurance throughout the term of this lease as follows:

                (a) Property insurance on Subtenant's personal removable property, furniture, fixtures and equipment, and any leasehold improvements which are made by Subtenant, in any amount no less than the replacement cost, on an "all-risk" basis, including flood and earthquake coverage

                (b) Commercial general liability insurance (including bodily injury, property damage, personal injury and advertising injury insurance, and contractual liability coverage in a form no less broad than the standard ISO language), in an amount no less than $1,000,000 per occurrence. $3,000,000 annual aggregate.

                (c) Workers compensation insurance as required by the Commonwealth of Massachusetts

                (d) No deductible shall be permitted on any other policy unless the procuring party assumes all liability of such deductible and pays the amount of the deductible to the entitled party.

                (e) All required insurance shall be written in companies with an AM Best rating of A- or higher, which are approved, by Sublandlord, and the Prime Landlord (if requested by Sublandlord or otherwise required). All policies shall require 30 days written notice of cancellation or material change in terms be provided to Sublandlord. Subtenant agrees to provide certificates of insurance evidencing the above coverages to Sublandlord prior to its occupancy of the premises, and will provide renewal certificates of insurance prior to the expiration of any certificates.

                (f) Subtenant acknowledges that Sublandlord will not carry any insurance in favor of Subtenant, and that neither Prime Landlord nor Sublandlord will carry insurance on Subtenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Subtenant in or about the Subleased Premises.

                (g) All insurance required to be carried hereunder by Subtenant shall include Sublandlord and Prime Landlord and any holders of mortgages on the Building as additional insureds.

            14. Waiver Of Subrogation.

                (a) Provided such agreement does not invalidate any policy of insurance required to be maintained by Sublandlord pursuant to this Sublease, Sublandlord hereby waives any right of recovery which it might otherwise have against Subtenant, its officers, directors, agents, servants, and employees for damage, loss, or injury to persons or property occurring to (or within) the Subleased Premises or to (or within) other portions of the Building, including any property contained therein, or with respect to any activities conducted upon the Subleased Premises or other portions of the Building, to the extent that such loss or damage is of the nature or kind, which is maintained/carried by Sublandlord or which is required to be maintained/carried by Sublandlord pursuant to this Sublease by what is commonly known or classified as: (i) "all risk" insurance policies and (ii) general liability policies, regardless of whether, or in what amounts, such insurance is now, or may hereafter be, maintained/carried by Sublandlord, and all such Sublandlord's policies shall contain a provision containing a waiver by the insurance carrier of the right of subrogation.

                (b) Provided such agreement does not invalidate any policy of insurance required to be maintained by Subtenant pursuant to this Sublease, Subtenant hereby waives any right of recovery which it might otherwise have against Sublandlord, its officers, directors, agents, servants, and employees for damage, loss, or injury to persons or property occurring to (or within) the Subleased Premises or to (or within) other portions of the Building, including any property contained therein, or with respect to any activities conducted upon the Subleased Premises or other portions of the Building, to the extent that such loss or damage is of the nature or kind, which is maintained/carried by Subtenant or which is required to be maintained/carried by Subtenant pursuant to this Sublease by what is commonly known or classified as: (i) "all risk" insurance policies and (ii) general liability policies, regardless of whether, or in what amounts, such insurance is now, or may hereafter be, maintained/carried by Subtenant, and all such Subtenant's policies shall contain a provision containing a waiver by the insurance carrier of the right of subrogation.

           15. Indemnification.

                (a) Subtenant shall indemnify, defend with competent and experienced counsel acceptable to Sublandlord, and hold harmless Sublandlord and the Prime Landlord, their subsidiaries and affiliates and their respective officers, directors, trustee, beneficiaries, shareholders and employees, from and against any liability for injury, loss, accident or damage to any person or property, and from and against any and all damages, liabilities, actions, causes of action, suits, proceedings, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), whatsoever caused, in whole or in part, by any act or omission of Subtenant, its employees, agents, representatives, independent contractors or invitees, including but not limited to, (i) Subtenant's use and occupancy of the Subleased Premises ( including any part of the Building or the Subleased Premises used in common with any other parties, including the Sublandlord) and
(ii) the nonperformance or non-observance by Subtenant, its employees, agents, representatives, contractors, invitees or licensees of any terms, provisions, covenants, stipulations, conditions, representations, warranties, obligations and agreements contained in this Sublease or in the Prime Lease for which the Subtenant is obligated pursuant to this Sublease, except to the extent that such liability results from the negligence or willful misconduct of the Sublandlord.

                (b) Sublandlord shall indemnify, defend with competent and experienced counsel and hold harmless Subtenant, its subsidiaries and affiliates and its respective officers, directors, shareholders and employees, from and against any liability for injury, loss, accident or damage to any person or property, and from and against any and all damages, liabilities, actions, causes of action, suits, proceedings, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent caused by Sublandlord, its employees, agents, representatives, or independent contractors.

                (c) The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). Notwithstanding anything contained herein to the contrary, in the event the Sublandlord is the Indemnifying Party, then in such event, the Sublandlord shall have the right to assume exclusive control of the defense of such claim or at the option of the Sublandlord, to settle or compromise the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

                (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Prime Landlord shall be deemed to constitute direct damages of such party.

                (e) The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

            16. Condition of the Subleased Premises and Subtenant's Changes, Alterations, Additions, and/or Modifications.

                (a) Subtenant represents it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties, except as specifically set forth in this Sublease, by Sublandlord, its agents, representatives, employees, servants, brokers, or anyone acting or purporting to act on behalf of Sublandlord, or any other person or entity, as to the present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building and it is further agreed that Subtenant, by executing this Sublease does hereby accept the Subleased Premises "as is" in their present condition and Sublandlord has no obligation to perform any work therein.

                 (b) Notwithstanding anything to the contrary contained in or inferred by the Prime Lease or elsewhere in this Sublease, Subtenant shall not, without the prior written consent of Sublandlord: (i) make any changes, alterations, modifications, installations, or additions, or Subtenant Alterations of any nature whatsoever to the Subleased Premises, including, without limitation, structural and/or non-structural changes, (ii) do anything upon the roof, (iii) make changes to locks on doors, (iv) add or disturb or in any way change any plumbing or wiring, or any mechanical, electrical, electronic or communications systems, in or upon or with respect to the Subleased Premises or
(v) do anything, which may in any manner affect or impact the Building or any use thereof. The installations and other work performed in connection with all of the foregoing, is sometimes referred to herein as "Subtenant Work". All Subtenant Work shall be performed and/or constructed in accordance with the requirements of the Prime Lease and this Sublease.

                 (c) All Subtenant Work shall be made and/or performed strictly in accordance with all laws, statutes, orders, codes, regulations, ordinances, and requirements of insurers relating thereto. Subtenant shall require any contractor, mechanic, or other provider of labor and/or other services with respect to the Subtenant's Work of any nature whatsoever with respect to the Subleased Premises or which may have any affect or impact upon the Building to provide lien waivers and liability insurance with respect to and covering same.

                 (d) Sublandlord shall have the right to approve any architect, contractor, mechanic, or other provider of labor and/or other services with respect to the Subtenant's Work of any nature whatsoever with respect to the Subleased Premises or which may have any affect or impact upon the Building.

                 (e) It is agreed and understood that all terms, conditions, requirements, and approvals applicable with respect to any Subtenant Work shall also apply with respect to any and all work performed by or on behalf of the Subtenant with respect to the Subleased Premises.

           17. Subtenant Permits and Work.

                 (a) The Subtenant shall secure, pay for, and deliver all permits (including building permits) and certificates related to occupancy required to enable the Subtenant to conduct business in the Subleased Premises for their intended use as set forth in this Sublease, and or which may be required with respect to any work performed by or on behalf of Subtenant.

                 (b) Subtenant agrees that the preparation and submission of all plans and specifications in connection with any Subtenant Work shall be at the sole cost and expense of the Subtenant, and that it is a condition of this Sublease that, prior to the commencement of any Subtenant Work, Subtenant shall have prepared and submitted, and the Sublandlord shall have approved in writing, the plans and specifications covering such Subtenant Work in the Subleased Premises.

                 (c) All construction by the Subtenant shall be done in a good and workmanlike manner, and in accordance with all applicable governmental building codes.

                 (d) If any mechanic's or other lien, charge or order for payment shall be filed against the Subleased Premises, on account of work done by, or on behalf of, the Subtenant, the Subtenant shall, at its sole cost and expense, cause the same to be discharged of record by bond or otherwise, within ten (10) days after notice to the Subtenant of the filing of such lien, and shall Subtenant shall indemnify and hold Sublandlord harmless from all claims, losses, damages, injury, costs, and expenses in connection with such work.

                 (e) Subtenant covenants that in the event Sublandlord approves any Subtenant Work, then in such event, Subtenant shall commence such Subtenant Work in accordance with such approval and diligently prosecute to completion such Subtenant Work. All Subtenant Work shall be performed in a good and workmanlike manner, using only new materials or their equivalent, free and clear of all liens and encumbrances and Subtenant agrees that with respect to Subtenant Work it shall comply with all procedures and regulations prescribed by Sublandlord from time to time for coordination of such work. Prior to commencing any work in the Subleased Premises, Subtenant shall (a) file the requisite plans and specifications for Subtenant Work (which shall have previously been approved by Sublandlord, which approval shall be solely for Sublandlord's purposes and shall not constitute the assumption of any responsibility by Sublandlord for the accuracy or sufficiency of any such plans and specifications or the compliance thereof with any governmental or other requirements, the responsibility for all of which being solely that of Subtenant) with, and obtain all requisite approvals from, all governmental departments or authorities having jurisdiction and any public utility company having an interest therein and (b) deliver to Sublandlord a policy or policies of workman's compensation, liability and property damage insurance naming Sublandlord as an additional insured in limits as provided in Section 13. Subtenant covenants and agrees that it will not, in the course of the performance of Subtenant Work, interfere with or hinder the operation of the Sublandlord or the business of any other tenant or occupant of the Building or any portion thereof, nor will Subtenant do or permit anything to be done that might create any work stoppage, picketing, or other labor dispute which might interfere with the operation of any work or activities being conducted by Sublandlord or by any tenant, agent, employee or contractor of Sublandlord.

           18. Default.

                 (a) In the event of Subtenant's default, with respect to any of the terms, conditions, or provisions of this Sublease or the Prime Lease, Subtenant's rights and obligations shall be governed by this Sublease and not by the terms of the Prime Lease. If Subtenant defaults (i) by failing to pay Base Rent, Additional Rent, or any other charge of any nature whatsoever when it becomes due, (ii) by failing to keep or to perform any covenant or obligation made incumbent upon Subtenant under any part of this Sublease, or under any part of the Prime Lease, (iii) by failing to pay any amount otherwise due from Subtenant to Sublandlord, or (iv) by violating or neglecting any other covenant, agreement, stipulation, or obligation of this Sublease or the Prime Lease on Subtenant's part to be kept, performed or observed, and any such default shall continue for five (5) days after notice thereof is given to Subtenant, or if the leasehold interest or any property of Subtenant in the Subleased Premises shall be taken or levied upon by attachment, execution or other process, or if a receiver, trustee, guardian, conservator or similar officer shall be appointed to take charge of Subtenant or any of Subtenant's property, whether in the Subleased Premises or not, or to windup Subtenant's business or affairs, or if any assignment is made for the benefit of Subtenant's creditors; or if Subtenant files a petition under any bankruptcy or insolvency law or if such a petition is filed against Subtenant and is not dismissed within thirty (30) days; or if Subtenant does or permits to be done any act which creates a mechanic's lien or claim against the Subleased Premises; or if Subtenant abandons the Subleased Premises; then, and in any such case, to the extent permitted by applicable laws, and in addition to other remedies, now or hereafter provided by law, Sublandlord may, at its option without waiving any other remedies for such default herein or at law or by incorporation by reference of the Prime Lease,
(i) terminate, cancel and annul this Sublease at once and enter and take possession of the Subleased Premises immediately without any previous notice of intention to reenter, and may remove all persons and property from the Subleased Premises in order to recover, at once, full and exclusive possession of the Subleased Premises, and/or (ii) Sublandlord may declare all Base Rent and items of Additional Rent for the entire balance of the Term immediately due and payable by Subtenant as though such amounts were payable in advance on the date the event of default occurred and/or (iii) Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees promptly to reimburse Sublandlord therefor and save Sublandlord harmless therefrom. If this Sublease shall be terminated, or if Sublandlord repossesses the Subleased Premises as a result of any of the causes set forth above in this Section, then Subtenant shall remain liable to Sublandlord for all loss, damage cost and expense sustained by Sublandlord by reason of such termination, cancellation or repossession, including but not limited to reasonable attorneys fees, brokerage commissions, finders fees, and all costs and expenses sustained in connection with the reletting of the Subleased Premises (including those sustained in connection with the repair, preparation, renovation, or modification of the Subleased Premises to the extent required to bring the Subleased Premises back to their condition at the commencement of this Sublease, as well as, to the extent deemed appropriate by the Sublandlord, to meet the requirements of any prospective other subtenant). Sublandlord may take such further action in law or equity, including enjoinment and actions for specific performance, as is permitted under the laws of the jurisdiction in which the Subleased Premises is located. Subtenant further agrees that it shall not interpose any counterclaim, or set-off, in any proceedings brought by Sublandlord for possession or money damages. In the event of a default under this Sublease by Subtenant, Subtenant empowers Sublandlord to appear on behalf of Subtenant to confess judgment against Subtenant for Sublandlord's recovery of the Subleased Premises.

                 (b) In the event that Subtenant shall default in the payment of Base Rent, Additional Rent or any other charge payable hereunder, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Prime Landlord under the Prime Lease with respect to defaults by Sublandlord as Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall have all of the obligations of the Tenant under the Prime Lease with respect to such default or defaults.

                 (c) If Subtenant fails, more than one time in any twelve (12) month period, to pay any installment of Base Rent or other periodically due sum within two (2) business days after the same is due and unpaid, or fails to make any other payment for which Subtenant is obligated under this Sublease within five (5) days after notice from Sublandlord, then Subtenant shall pay to Sublandlord a late charge equal to the lesser of five percent (5%) of the amount so payable or $1,000. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment. Any unpaid balance of any Base Rent, Additional Rent or other charges to be paid by the Subtenant to the Sublandlord shall bear interest, from the date such unpaid balance shall have existed up to and including the date such balance shall be fully paid, payable to the Sublandlord upon demand at the prime commercial rate of Fleet Bank in Boston (or any other commercial bank, of Sublandlord's choice, having offices and/or branches in Boston), as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law.

            19. Destruction, Fire and other Casualty.

                 (a) In the event (a) the Building is destroyed, or so damaged by a casualty coverable by insurance that Sublandlord and/or Prime Landlord is obligated to maintain as to render more than twenty-five percent (25%) of the ground floor area thereof untenantable, or (b) the Subleased Premises or the Building shall be destroyed or damaged to the extent of more than twenty percent (20%) of the value thereof by any Casualty other than one coverable by insurance that Sublandlord or Prime Landlord is obligated to maintain, then, in either of such events, Sublandlord or Prime Landlord may at its election, exercisable by written notice given to the Subtenant within fifty (50) days after such casualty, terminate this Sublease as of the date designated by such party in such notice, which designated date shall not be less than ten (10) days nor more than twenty (20) days after the date of such notice. In the event the Subleased Premises is destroyed or damaged, to the extent of more than twenty-five percent (25%) of the floor area thereof, then in such event, either Sublandlord or Subtenant may at its election, exercisable by written notice given to the other within fifty (50) days after such casualty, terminate this Sublease as of the date designated by such party in such notice, which designated date shall not be less than ten (10) days nor more than twenty (20) days after the date of such notice. Notwithstanding the Subtenant's initial right to terminate this Sublease in accordance with the terms and provisions of the next preceding sentence, the Subtenant shall not have such right of termination in the event the Sublandlord notifies the Subtenant within the later of (i) twenty (20) days subsequent to the Sublandlord's receipt of the Subtenant's notice of termination, or (ii) fifty (50) days subsequent to such casualty, that it shall cause the damaged portion of the Subleased premises to be restored within One Hundred Eighty (180) days subsequent to such notification.

                 (b) If the whole or any part of the Subleased Premises or the Building shall be damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by either Sublandlord or Prime Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect and Base Rent and Additional Rent shall not abate, except to the extent Base Rent and Additional Rent for the Subleased Premises shall abate under the terms of the Sublease.

            20. Termination in Event of Taking. If the entire Subleased Premises becomes subject to a Taking, this Sublease shall terminate when Subtenant is required to vacate the Subleased Premises. If by one or more Takings, the floor area of the Subleased Premises is reduced by more than twenty percent (20%) this Sublease may, at the option of either Sublandlord or Subtenant, be terminated as of the date when Subtenant is required to vacate the portion of the Subleased Premises so taken. If by one or more Takings, the floor area of the Building is reduced by more than twenty percent (20%) this Sublease may, at the option of Sublandlord, be terminated as of the date when Sublandlord is required to vacate the portion of the Building so taken or as of the date when the Sublandlord or any of the other tenants or occupants of the portion of the Building so taken are required to vacate the same, as the case may be. Any exercise of a right of termination pursuant to this Section of the Sublease shall be by written notice given from one party to the other not more than thirty (30) days after the date on which the party desiring to terminate receives notice of the Taking.

            21. Abatement of Rent. In the event of any Casualty or Taking, a just proportion of the Base Rent and Additional Rent paid or payable hereunder, according to the nature and extent of the damage, shall be abated until completion of all repairs or rebuilding or termination of this Sublease, as the case may be; and in the case of a Taking that permanently reduces the area of the Subleased Premises, a just proportion of the Base Rent and Additional Rent shall be abated for the remainder of the Sublease Term.

            22. Environmental Indemnification.

                 (a) Notwithstanding anything to the contrary set forth in this Sublease or in the Prime Lease, Subtenant hereby indemnifies and shall defend and hold Sublandlord harmless from and against all claims associated with the presence of Hazardous Materials existing in, on or upon the Subleased Premises or the Building as a result of any act of the Subtenant, its agents, representatives, employees, contractors, licensees, or invitees.

                 (b) Subtenant represents and warrants that it shall not use or cause to be used any Hazardous Materials within the Subleased Premises or within the Building, which in any manner violates or may violate federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials,

                 (c) Subtenant (i) shall be responsible for and shall comply with all laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Subleased Premises and the Building with respect to the presence or removal of Hazardous Materials within the Subleased Premises and the Building, and/or compliance with any environmental laws or ordinances relating to the Subleased Premises and the Building or its use thereof, (ii) shall be responsible for all costs including, but not limited to, those resulting from monitoring, clean-up or compliance incurred with respect to any Hazardous Materials handled, released, placed, stored, or in any way brought into, under, upon or within the Subleased Premises or the Building by Subtenant or, its agents, representatives, employees, contractors, licensees, or invitees, and (iii) Subtenant agrees to indemnify, defend and hold harmless Sublandlord from and against any and all liabilities, losses, damages, including without limitation, personal injury damage (including death) as well as damage to property suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims (and all sums paid for settlement of claims) or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) arising during or after the Term as a result of a breach of the foregoing obligations by Subtenant or from or in connection with the use, storage, release or discharge by Subtenant or, its agents, representatives, employees, contractors, licensees, or invitees of Hazardous Materials (as hereinafter defined) in, under, upon, or within the Subleased Premises and/or the Building.

                 (d) As used herein, "Hazardous Materials" means any material or substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the State or the United States government. "Hazardous Materials" includes, but is not limited to, any and all material or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous material" pursuant to state, federal or local governmental law, statute, regulation, ordinance, or rule. The term "Hazardous Materials" shall include without limitation any petroleum product, any explosive or radioactive material, or any Hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances", "hazardous materials," "solid waste" or "toxic substances' under any applicable laws relating to Hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, storm water, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the Toxic Substances Control Act; the Clean Water Act; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as mended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Emergency Planning and Community Right-to-Know Act, as amended; the Occupational Safety and Health Act, as amended; comparable state laws; .and all rules and regulations promulgated pursuant to such laws and ordinances.

            23. Consents. Sublandlord's refusal to consent to or approve any matter or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Prime Lease, as incorporated herein, shall be deemed reasonable if Prime Landlord has refused or failed to give its consent or approval to such matter or thing.

            24. Sublease Conditional Upon Certain Consents. Sublandlord and Subtenant each acknowledge and agree that this Sublease may be subject to Sublandlord's obtaining the consent of Prime Landlord in accordance with the terms of the Prime Lease, and that if such consent is required and shall not be obtained within thirty (30) days of the date of Sublandlord's request therefore, then Sublandlord shall have the right, at any time thereafter, to terminate this Sublease upon ten (10) days prior written notice to Subtenant, provided the aforesaid consent from the Prime Landlord is not received by Sublandlord prior to the receipt of such notice of termination. In the event of such termination, this Sublease shall be deemed canceled and terminated and neither of the parties hereto shall have any liability to the other, except for any obligations or liability which are to survive the termination of this Sublease in accordance with the terms and provisions of this Sublease.

            25. Holdover at The End of Term. If Subtenant shall remain in possession of the Subleased Premises or any part thereof after the Expiration Date or earlier termination of the Term, the parties agree that no such holding over by Subtenant shall operate to extend or renew this Sublease, and that any such holding over shall be construed as a tenancy-at-will at two hundred percent (200%) of the Base Rent and Additional Rent (on a per diem basis) in effect when such holding over shall have commenced, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Subtenant further agrees to pay to Sublandlord any additional amounts payable by Sublandlord to Prime Landlord under the Prime Lease, resulting in whole or in part, by reason of any such holding over by Subtenant.

            26. Security. Subtenant understands that Subtenant is solely responsible for securing its own Subleased Premises and that Sublandlord is not responsible for the safety of persons and/or personal property located in the Subleased Premises. Subtenant shall, at its sole cost and expense, provide and install a security system (which may include security personnel) in the Subleased Premises provided that Sublandlord approves said security system as well as the company providing any security services with respect to the Subleased Premises (which approval may be withheld in Sublandlord's sole discretion) and that said security system does not interfere with the Building' s security system or access to any part of the Building or the Subleased Premises. Notwithstanding any security system installed or provided with respect to the Subleased Premises, authorized representatives of the Sublandlord must be permitted to have unlimited access the Subleased Premises, for the purpose of inspecting the same or showing the same or for any other proper purpose, or doing anything that Subtenant may be required to do, and shall have failed to do.

            27. Assignment and Subletting.

                 (a) Subtenant, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Subleased Premises without obtaining the prior written consent of Sublandlord and the Prime Landlord, which consents may be withheld for any reason whatsoever, in the sole discretion of the Sublandlord and/or the Prime Landlord.

                 (b) Sublandlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person which shall succeed to Sublandlord's interest in and to the Prime Lease.

                 (c) Consent by Sublandlord or Prime Landlord to any assignment, transfer or subletting to any party shall not be construed as a waiver or release of Subtenant from the terms of any covenant or its primary responsibility under this Sublease, nor shall consent to one assignment, transfer or Sublease to any person, partnership, firm or corporation be deemed to be a consent to any subsequent assignment, transfer or subletting to another person, partnership, firm or corporation.

            28. Notices.

                 (a) Whenever, by the terms of this Sublease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed as follows:


                     If to Sublandlord:
                                              Casual Male Retail Group, Inc.
                                              555 Turnpike Street
                                              Canton, MA 02021
                                              Attention: Real Estate Department
                     With a copy to           Attention: Law Department

                     If to Subtenant:
                                              LP Innovations, Inc
                                              66 B Street
                                              Needham, MA 02494
                                              Attention:   President


or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

                 (b) Subtenant promptly shall deliver to the Sublandlord copies of all notices, requests, demands or other communications which relate to the Subleased Premises or the use or occupancy thereof after receipt of the same from the Prime Landlord or any other party.

            29. Quiet Enjoyment. As long as Subtenant timely pays all of the Base Rent and Additional Rent due hereunder and otherwise timely performs and observes all of the obligations, terms and conditions contained herein and in the Prime Lease as herein incorporated, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises subject to the terms set forth herein.

            30. Estoppel Certificates - The Subtenant shall, without charge, at any time within ten (10) days after request by the Sublandlord, certify in writing to the Sublandlord, or any person, firm or corporation specified by the
Sublandlord:

                 (a) That this Sublease is unmodified and in full force and effect, or, if there have been any modifications, that this Sublease is in full force and effect as modified and stating the exact terms of any modifications thereto;

                 (b) That there either are or are not then existing any setoffs or defenses against the enforcement of any of the terms or conditions of this Sublease and any modifications hereof on the part of the Subtenant to be performed or complied with, and, if so, specifying the extent of any setoffs or defenses therein; and

                 (c) The dates, if any, to which the Rent, additional rent, and other charges under this Sublease on the Prime Lease have been paid in advance. The Subtenant shall similarly certify any additional information, as Sublandlord shall reasonably require.

            31. Signs. Subtenant, at its expense, may install one sign on the exterior of the Building at Subtenant's entrance to the Subleased Premises, such signage shall comply with all applicable building codes, regulations and laws; provided however, that the dimensions, color, style and location of the signage shall be subject to Sublandlord's written approval (and if necessary the Prime Landlord's approval). Subtenant shall not display any other signs or advertisements on the exterior or outside of the Building without the Sublandlord's written approval (and if necessary the Prime Landlord's approval). All Signs approved by Sublandlord shall be professionally designed and constructed in a first-class workmanlike manner. Subtenant shall maintain Subtenant's sign(s) is in good condition at all times. Upon termination of this Sublease, Subtenant shall remove Subtenant's sign at Subtenant's expense, and shall repair any damage caused by such removal.

            32. Subtenant Authority. Subtenant is a duly organized and validly existing corporation in good standing under the laws of Nevada and is duly and legally qualified to do business as a corporation and has powers adequate for the execution, delivery and performance of its obligations under the Sublease and for carrying on the business now conducted or proposed to be conducted by it. Subtenant has taken all necessary corporate action required to make the Sublease the legal, valid and binding obligations they purport to be. This Sublease is a legal, valid and binding obligation of the Subtenant.

            33. Security Deposit. None.

            34. Limitation of Sublandlord's Personal Liability. There shall be no personal liability on the part of the Sublandlord with respect to any of the covenants, conditions or provisions of this Sublease in the event of a breach or default by the Sublandlord of any of its obligations under this Sublease, and the Subtenant shall look solely to the equity of the Sublandlord in the Subleased Premises for the satisfaction of the Subtenant's remedies.

            35. Parking Facilities and Outside Lawn/Landscaped Areas.

                 (a) Subtenant and its officers, agents, and employees shall have the non-exclusive right to use parking spaces (on a first come, first serve non-reserved basis) in the parking lot serving the Subleased Premises and the Building, as shown on Exhibit C attached hereto and incorporated herein by reference and in accordance with the Rules and Regulations promulgated by the Sublandlord from time to time. Subtenant shall park their vehicles only in the areas as designated by Sublandlord and shown outlined in yellow on Exhibit C. Subtenant has agreed that at least one of the parking spaces shall be designated "handicapped", to be increased as the ratio of the required number of handicapped parking spaces to the total number of parking spaces serving the Subleased Premises as required by applicable codes shall be increased. Sublandlord shall maintain, repair and replace (as Sublandlord deems necessary in its sole discretion) all parking lot areas and outside lawn/landscaped areas, the cost of all of which shall be included in Operating Costs.

                 (b) Subtenant shall, upon written notice from Sublandlord, within five (5) days, furnish Sublandlord, or its authorized agent, the State automobile license plate number assigned to its automobile or automobiles and the automobiles of all of its officers, agents and employees employed in the Subleased Premises. Sublandlord, after notice to Subtenant that Subtenant or any of its officers, agent or employees are not parking in said designated parking areas may, at its option, in addition to any other remedies it may have, tow away such vehicles at Subtenant's expense, and, in addition, after the second such notice in respect of any such violating vehicle, Subtenant shall upon demand pay to the Sublandlord the sum of $50.00 for each such subsequent violation, such payment to be deemed Additional Rent. Subtenant shall not at any time park or permit the parking of any truck or any delivery vehicle in the parking area. Subtenant shall require all trucks or other vehicles serving Subtenant to use the service area designated by Sublandlord. Subtenant shall cause all vehicles servicing Subtenant to be promptly loaded or unloaded and removed; all such trucks owned or operated by, in behalf of, or servicing, Subtenant, shall be compelled by Subtenant to comply in all respects with the Rules and Regulations governing use of truck access, parking, loading and unloading facilities, and permissible hours and places therefor, as the same may be from time to time modified or amended by Sublandlord in its sole and absolute discretion; and any breach thereof or failure to comply therewith shall be deemed for all purposes of this Sublease to be a breach of or failure to comply with the terms and provisions of this Sublease.

            36. Services To Be Provided by Sublandlord.

                 (a) Subject to emergencies, repairs and maintenance, the non-exclusive use and rights of other tenants, and conditions beyond the control of Sublandlord or Prime Landlord, Sublandlord shall provide and make available to the Subtenant and the Subleased Premises: (i) heating, air conditioning, and ventilation (HVAC) and other utilities (which Sublandlord in its sole discretion may elect and/or be required by law, regulation, or ordinance to provide) in amounts required for the comfortable use of the

Subleased Premises in Sublandlord's sole judgment (reasonably applied) during normal business hours from 7:00 a.m. to 7:00 p.m. Monday through Friday, except for generally recognized business holidays, (ii) electricity for normal lighting by standard overhead fluorescent fixtures and all other normal and customary power requirements 24 hours per day, 7 days per week, (iii) Intentionally Deleted, (iv) maintenance of the kitchen/luncheon area, including the maintenance, repair and/or replacement of the counters, sinks, and to the extent they exist within the kitchen/luncheon area, dishwashers, ovens, microwave ovens, refrigerators, coffee machines, vending machines, and other kitchen related equipment, provided however that it is agreed and understood that Sublandlord is not required to provide dishwashers, ovens, microwave ovens, refrigerators, coffee machines, vending machines, and other kitchen related equipment (v) maintenance of the equipment and utility lines and conduits serving the Building (v) maintenance, repair, and replacement with respect to all of the foregoing, except as otherwise provided in this Sublease or which may result form the acts or omissions of the Subtenant or, its agents, representatives, employees, contractors, licensees, or invitees.

                 (b) Intentionally Deleted.

                 (c) Sublandlord shall not be liable for, and Subtenant shall not be entitled to any abatement of Base Rent or Additional Rent by reason of,
(i) the failure to furnish or delay in furnishing any of the services indicated hereinabove, or as may be described as those which are included within Operating Costs, when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Prime Landlord or (ii) the making of any repairs or improvements to the Subleased Premises or to the Building, which repairs and improvements shall be promptly and diligently performed.

            37. Rules and Regulations. The Subtenant hereby agrees to conduct its business within and about the Subleased Premises, including any common areas, and to cause its employees, agents, servants, representatives, contractors, licensees, and invitees to comply in all respects with the Rules and Regulations, with respect to the Subleased Premises and the Building, promulgated by the Sublandlord from time to time, as the same may be modified or amended by Sublandlord in its sole and absolute discretion. A breach of the Rules and Regulations or failure to comply therewith shall be deemed for all purposes of this Sublease to be a breach of, or failure to comply with, the terms and provisions of this Sublease.

            38. Smoke Free Environment. The Subtenant specifically recognizes that the Building represents a smoke free working environment and hereby agrees that it will not permit any form of smoking within the Subleased Premises at any time whatsoever.

            39. Number of Employees. Subtenant agrees that at no time during the term of this Sublease shall it permit more than one (1) person (including employees and non-employees) per one hundred (100) square feet of Subleased Premises to work within or occupy the Subleased Premises. Notwithstanding the foregoing, Subtenant further agrees that at no time during the Term shall it permit more than the number of persons (including employees, non-employees, and occupants) allowed by applicable code, regulation, and/or law to work within or occupy the Subleased Premises.

            40. Broker. Sublandlord and Subtenant represent and warrant to each other that they have not dealt with any broker in connection with this Sublease. Sublandlord and Subtenant each hereby indemnify the other against, and hold the other harmless from, any claim from, or liability to, any broker or any other party with whom Sublandlord or Subtenant, as the case may be, shall have dealt in connection with this transaction and Sublease.

            41. Intentionally Deleted

            42. Examination of Sublease. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option to sublease, and it is not effective as a sublease or otherwise until execution by and delivery to both Sublandlord and Subtenant.

            43. Recording. Subtenant shall not record this Sublease or a short form memorandum hereof without the consent of Sublandlord.

            44. Survival of Obligations. All provisions of this Sublease, which require the payment of money or the delivery of property after the termination of this Sublease or require Subtenant to indemnity, defend or hold Sublandlord harmless shall survive the termination of this Sublease. It is specifically understood and agreed that the provisions of Sections 5, 15, 18 and 22 of this Sublease shall survive the expiration or earlier termination of this Sublease.

            45. Miscellaneous.

                 (a) Loading Dock and other Facilities. Notwithstanding anything contained in this Sublease to the contrary, the parties hereto agree as follows:
(i) Although the bathroom facilities outlined in red on Exhibit B are currently included within the Subleased Premises, the Sublandlord shall have the right at an time during the term of this Sublease to declare that such area and facilities are to be used in common with other tenants or occupants of the Building in which case, although such area shall remain as part of the Subleased Premises for purposes of computing the square footage of the Subleased Premises (and Subtenant's obligation for the payment of Base Rent and Additional Rent required pursuant to this Sublease shall continue to be based upon the Subleased Premises including such area), such area and facilities shall thereafter be deemed as common areas for other purposes of this Sublease and Subtenant's rights with respect to the use of such area and facilities shall be on a non-exclusive basis and other tenants or occupants of the Building designated by the Sublandlord shall also have the non-exclusive right to use said area and facilities, (ii) Although the loading dock area shown outlined in yellow on Exhibit B, is included within the Subleased Premises, the Sublandlord shall have the right at an time during the term of this Sublease to require that such area and facilities may be used by other tenants or occupants of the Building in which case, although such area shall remain as part of the Subleased Premises for purposes of computing the square footage of the Subleased Premises (and Subtenant's obligation for the payment of Base Rent and Additional Rent required pursuant to this Sublease shall continue to be based upon the Subleased Premises including such area), Subtenant shall permit such area and facilities to be used by other tenants or occupants of the Building designated by the Sublandlord during normal business hours provided such other tenants or occupants give the Subtenant at least four (4) hours prior notice (verbally or otherwise) and provided further that any such use shall be under the supervision (for security purposes only) of the Subtenant. Subtenant shall also permit such other tenants or occupants to use the hall area shown outlined in green adjacent to the loading dock area for the purpose of receiving or transporting goods and merchandise to and from the Building during normal business hours provided such other tenants or occupants give the Subtenant at least four (4) hours prior notice (verbally or otherwise) and provided further that any such use shall be under the supervision (for security purposes only) of the Subtenant, (iii) Sublandlord shall have the right at any time during the term of this Sublease to provide (1) garbage and trash removal and disposal (including dumpster charges and costs) from the Subleased Premises and to include the costs in connection with therewith in Operating Costs, and (2) janitorial services to maintain the Subleased Premises and/or the common areas of the Building, which may consist of nightly trash removal, light dusting as needed, periodic vacuuming of the floor, cleaning and stocking of restrooms, and (3) such other services Sublandlord may elect to provide, and Sublandlord shall include the costs in connection with any of the foregoing services, described in subparagraphs (iii)(1), (iii)(2), and
(iii)(3) above, in Operating Costs.

                 (b) Amendment. This Sublease may not be extended, renewed, terminated, supplemented, amended, varied, or otherwise modified in any manner except by an instrument in writing signed by both Sublandlord and Subtenant.

                 (c) Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

                 (d) Headings. The Section and/or paragraph headings appearing herein and the organization of this Sublease are for purposes of description and convenience only and are not deemed to be a part of this Sublease and shall not control or alter the meaning of this Sublease.

                 (e) Governing Laws. The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                 (f) Waiver. No delay or omission on the part of either party to this Sublease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

                 (g) Remedies Cumulative. Any and all rights and remedies which either party may have under this Sublease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

                 (h) Validity. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

                 (i) Authority. The individuals executing this Sublease hereby represent and warrant that they are empowered and duly authorized to so execute this Sublease on behalf of the parties they represent.

                 (j) Relationship Of The Parties. Sublandlord shall not be deemed, in any way or for any purpose, to have become, by the execution of this Sublease or any action taken hereunder, a partner of Subtenant in its business or otherwise a joint venturer or member of any enterprise with Subtenant.

                 (k) Successors And Assigns. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.



                               (Page 19 ends here)

                 (l) Force Majeure. Except as may be otherwise specifically provided herein, time periods for Sublandlord's or Subtenant's performance under any provisions of this Sublease not involving the payment of money shall be extended for periods of time during which the non-performing party's performance is prevented due to circumstances beyond the party's control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.



           IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written

SUBLANDLORD:
Casual Male Retail Group, Inc.                Witness:

By: /s/ David Levin                           By: /s/ Kenneth C. Cummins
   ---------------------------                   ------------------------------
Name:  David A. Levin                            Name: Kenneth C. Cummins
Title: President
                                              Witness: Kenneth C. Cummins

By: /s/ Dennis R. Hernreich                   By: /s/ Kennth C. Cummins
   ---------------------------                   ------------------------------
Name:  Dennis R. Hernreich                    Name: Kennth C. Cummins
Title: Executive Vice President
                                              Witness: Kennth C. Cummins





SUBTENANT:
LP Innovations, Inc.

By: /s/ Steven P. May                         By: /s/ Douglas A. Laue
   ----------------------------                  ------------------------------
Name:  Steven P. May                          Name: Douglas A. Laue
Title: President
                                              Witness: Douglas A. Laue